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                                                                    Exhibit 99.6


                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

     We hereby consent to the use of Annex B containing our opinion letter dated October 28, 1998 (the "Opinion") to the Board of Directors of Transition Systems, Inc. ("TSI") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 of Eclipsys Corporation ("Eclipsys") relating to the business combination of Eclipsys and TSI and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

Date: December 2, 1998

                                               Morgan Stanley & Co. Incorporated




                                               By: /s/ SCOTT R. BRAKEBILL
                                                   ---------------------------
                                                     Name: Scott R. Brakebill
                                                     Title: Managing Director